Exhibit 99.1

OMNIVISION RECEIVES CLEARANCE FROM THE COMMITTEE ON FOREIGN INVESTMENT IN THE UNITED STATES

SANTA CLARA, Calif., — October 6, 2015 — OmniVision Technologies, Inc. (Nasdaq: OVTI) (“OmniVision”), a leading developer of advanced digital imaging solutions, today announced that it has received notice from the Committee on Foreign Investment in the United States (“CFIUS”) that it has concluded its review of the proposed acquisition of OmniVision by a consortium composed of Hua Capital Management Co., Ltd., CITIC Capital Holdings Limited, and GoldStone Investment Co., Ltd., and determined that there are no unresolved national security concerns with respect to the proposed acquisition.  The proposed acquisition remains subject to the receipt of certain foreign antitrust and regulatory approvals, as well as other customary closing conditions. OmniVision expects the proposed acquisition to close in the third or fourth fiscal quarter of fiscal year 2016.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products are highly integrated, single-chip CMOS image sensors for consumer and commercial applications, including mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Forward-Looking Statements

The matters discussed herein, including in any exhibits hereto, may contain forward-looking statements that are subject to risks and uncertainties. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties could cause such forward-looking statements and OmniVision’s actual results to differ materially. In evaluating these forward-looking statements, you should specifically consider various factors, including the factors listed in the “Risk Factors” section of OmniVision’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015 and its most recent quarterly reports filed on Form 10-Q. These factors may cause OmniVision’s results to differ materially from any forward-looking statement. Forward-looking statements are only predictions and actual events or results may differ materially. OmniVision disclaims any obligation to update information contained in any forward-looking statement.

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Contact Information

Investor Relations:

Mary McGowan

mary@blackburncommunication.com